Exhibit 99.4

Plan Name:      VaxGen, Inc. 401(k) Retirement Plan

Plan Number:    001

                       EGTRRA "GOOD FAITH" PLAN AMENDMENT

         for Defined Contribution Plans Which Include 401(k) Provisions

                  per IRS Notices 2001-42, 2001-56, and 2001-57

This AMENDMENT is hereby made by and between the Sponsoring Employer and the Plan Trustees and is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder, including IRS Notices 2001-42, 2001-56, and 2001-57. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                   WITNESSETH:

      WHEREAS, the Sponsoring Employer desires to amend the Plan, heretofore established by the Sponsoring Employer.

      NOW THEREFORE, it is hereby agreed by and between the Sponsoring Employer and the Trustees that the Plan is hereby amended effective as of the first day of the first Plan Year beginning after December 31, 2001 (except where otherwise indicated) as follows:

|X| ss.ss.611(b) and 632 of EGTRRA - LIMITATIONS ON CONTRIBUTIONS

Although plans may impose lower limits on contributions and allocations than the limits under ss.415(c), the following amendment will generally be required in order to avoid a related violation of ss.4O1(a). This could occur, for example, if the plan allocates excess annual additions to a suspense account. (See Notice 99-44, Q&A-8, 1999-2 C.B. 326.)

A plan that correctly incorporates the ss.415(c) limits by reference will automatically reflect the EGTRRA changes and need not be amended.

1. Effective date: This section shall be effective for Limitation Years beginning after December 31, 2001.

2. Maximum annual addition: Except to the extent permitted under this amendment which provides for catch-up contributions under EGTRRA ss.631 and Code ss.414(v), if applicable, the annual addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

      (a) $40,000, as adjusted for increases in the cost-of-living under Code ss.415(d), or

      (b) 100 percent of the Participant's Compensation, within the meaning of Code ss.415(c)(3), for the Limitation Year.


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The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code ss.401(h) or Code ss.4l9A(f)(2)) which is otherwise treated as an annual addition.

|X| ss.611(c) of EGTRRA - INCREASE IN COMPENSATION LIMIT
The following amendment is required; it allows the Plan sponsor to increase the limit on annual compensation taken into account under the Plan in Plan Years beginning after December 31, 2001, to $200,000; or alternatively, to have such increase only apply to top heavy minimum allocations.

For any Plan Year which begins on or after January 1, 2002, the annual Compensation of each Participant taken into account in determining allocations

(choose one)

|X| (including Top Heavy Minimum Allocations) shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code ss.401 (a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

      Select if applicable to Plans which determine allocations in Plan Years beginning after December 31, 2001, on compensation for periods beginning before January 1, 2002.

      |_| However, Compensation for any determination periods beginning before January 1, 2002, shall be limited to $170,000 for any determination period beginning in 2000 or 2001.

|_| (but not Top Heavy Minimum Allocations) shall continue to be based on the terms and provisions of the Plan as in effect one day before the first day of the first Plan Year which begins on or after January 1, 2002, without regard to the increase in the limit on annual Compensation under Code ss.40l(a)(17) in accordance with ss.611(c) of EGTRRA. Such limit on annual Compensation shall be $150,000 for any determination period beginning in 1996 or earlier; $160,000 for any determination period beginning in 1997, 1998, or 1999; and $170,000 for any determination period beginning in 2000 or 2001.

In determining Top Heavy Minimum Allocations in any Plan Year which begins on or after January 1, 2002, the annual Compensation for each Participant taken into account shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code ss.401(a)(l7)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

      Select if applicable to Plans which determine allocations in Plan Years beginning after December 31, 2001, on compensation for periods beginning before January 1, 2002.

      |_| However, Compensation for any determination periods beginning before January I, 2002, shall be limited to $170,000 for any determination period beginning in 2000 or 2001.

|X| ss.612 of EGTRRA - PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES The following applies for Plans that provide loans to Participants but prohibit or otherwise restrict the making of loans to Owner-Employees or S corporation shareholder-Employees.

Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting or otherwise restricting loans to any Owner-Employee or Shareholder-Employee shall cease to apply.


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|X| ss.613 of EGTRRA - MODIFICATION OF TOP-HEAVY RULES
The following applies to all Plans that are required to include provisions to determine whether the Plan is top-heavy and that apply if the Plan is top-heavy.

1. Effective date: This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code ss.416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code ss.416(c) for such years. This section amends the sections of the Plan that include Top-Heavy provisions.

2. Determination of Top-Heavy status:

2.1 Key Employee: Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code ss.416(i)(l) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Code ss.415(c)(3). The determination of who is a Key Employee will be made in accordance with Code ss.416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

2.2 Determination of present values and amounts: This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the determination date.

2.2(a) Distributions during year ending on the determination date: The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Code ss.4l6(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Code ss.416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

2.2(b) Employees not performing services during year ending on the determination date: The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

3. Minimum benefits

3.1 Matching Contributions: Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code ss.4l6(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another Plan, such other Plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of section 401(m).

3.2 Contributions under other Plans: The Sponsoring Employer may provide in the adoption agreement that the minimum benefit requirement shall be met in another Plan (including another Plan that consists solely of a cash or deferred arrangement which meets the requirements of Code ss.401(k)(l2) and Matching Contributions with respect to which the requirements of Code ss.40l(m)(11) are met).


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ss. 631 of EGTRRA - CATCH-UP CONTRIBUTIONS
The following amendment is optional.

|X| All Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code ss.414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code ss.401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

Catch-up Contributions shall apply to contributions on or after

      |X| January 1, 2002.

      |_| ___________. (Enter January 1, 2002 or a later date)

|X| ss. 613 of EGTRRA - MODIFICATION OF TOP-HEAVY RULES

The following amendment is only for Plans that consist solely of a cash or deferred arrangement which meets the requirements of Code ss.401(k)(12) and matching contributions with respect to which the requirements of Code ss.401(m)(11) are met.

The Top-Heavy requirements of Code ss.416 and of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code ss.401(k)(12) and matching contributions with respect to which the requirements of Code ss.401(m)(11) of the Code are met.

|X| ss.633 of EGTRRA - VESTING OF EMPLOYER MATCHING CONTRIBUTIONS
Plans that provide for Matching Contributions, as defined in Code ss.401(m)(4)(A), that do not vest at least as rapidly as under one of the two alternative schedules in EGTRRA ss.633 must be amended to satisfy EGTRRA ss.633 for contributions for Plan Years beginning after December 31, 2001.

The following is effective for Plan Years beginning after December 31, 2001, but applies to all Matching Contributions under the Plan, including Matching Contributions for Plan Years beginning before January 1, 2002. The amendment may be modified to limit its application to contributions for Plan Years beginning after December 31, 2001. The amendment may also be modified to provide for any other vesting schedule that is at least as rapid as one of the alternative schedules in EGTRRA ss.633.

1. Applicability:

a) This section shall apply to Participants with accrued benefits derived from Employer Matching Contributions
      (select one)
      |_| who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001.

      |X| regardless of whether a Participant completes an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001.

b) This section shall
      (select one)
      |X| apply to a Participant's entire accrued benefit derived from Employer Matching Contributions

      |_| only apply to a Participant's accrued benefit derived from Employer Matching Contributions made for Plan Years beginning after December 31, 2001.


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

2. Vesting schedule: The accrued benefit derived from Employer Matching Contributions (as selected in lb) above) for a Participant (as selected in 1a) above) shall vest as follows: if the vesting schedule elected in the plan document is more favorable to the participant than the following vesting schedule, then the vesting schedule in the plan document will apply. If the following vesting schedule is more favorable to the participant than the vesting schedule in the plan document, then the following vesting schedule will apply.

      Years of vesting service         Non-forfeitable percentage
      ------------------------         --------------------------
                 2                                 20%
                 3                                 40%
                 4                                 60%
                 5                                 80%
                 6                                100%

ss.ss.641, 642 and 643 of EGTRRA - DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective date: This section shall apply to distributions made after December 31, 2001.

2. Modification of definition of eligible retirement Plan: For purposes of the direct Rollover of the Plan, an eligible retirement Plan shall also mean an annuity contract described in Code ss.403(b) and an eligible Plan under Code ss.457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan. The definition of eligible retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code ss.414(p).

The following shall only be applicable if the Plan includes after-tax or non-deductible voluntary Employee Contributions:

3. Modification of definition of eligible Rollover distribution to include after-tax Employee Contributions: For purposes of the direct Rollover provisions of the Plan, a portion of a distribution shall not fail to be an eligible Rollover distribution merely because the portion consists of after-tax or non-deductible Employee Contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code ss.408(a) or (b), or to a qualified defined contribution Plan described in Code ss.401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

The following shall only be applicable if the Plan includes hardship distributions or withdrawals:

4. Modification of definition of eligible Rollover distribution to exclude hardship distributions: For purposes of the direct Rollover provisions of the Plan, any amount that is distributed on account of hardship shall not be an eligible Rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement Plan.

|X| Additional Types of Rollovers Accepted by the Plan Pursuant to EGTRRA ss.ss.641, ss.642 and ss.643

A Plan is not required to accept rollover contributions, including direct rollovers under Code ss.401(a)(31). The following optional amendment may be used to specify additional types of rollovers the Plan will accept pursuant to EGTRRA ss.ss.641, 642 and 643. A Plan that accepts rollovers may be required to separately account for such amounts.

|X| ROLLOVERS FROM OTHER PLANS - If the Plan will accept Participant rollover Contributions and/or direct rollovers of distributions made after December 31, 2001.


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Direct Rollovers:

The Plan will accept a direct rollover of an eligible rollover distribution from:

(Check each that applies or none)

      |X| a qualified Plan described in Code ss.401(a) or 403(a), excluding after-tax Employee Contributions.

      |_| a qualified Plan described in Code ss.401(a) or 403(a), including after-tax Employee Contributions.

      |X| an annuity contract described in Code ss.403(b), excluding after-tax Employee Contributions.

      |X| an eligible Plan under Code ss.457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from Other Plans:

The Plan will accept a Participant contribution of an eligible rollover distribution from:

(Check each that applies or none)

      |X| a qualified Plan described in Code ss.401(a) or 403(a).

      |X| an annuity contract described in Code ss.403(b).

      |X| an eligible Plan under Code ss.457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from IRAs:

(Choose one)

      |X| The Plan will

      |_| The Plan will not

accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code ss.408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

Effective Date of Direct Rollover and Participant Rollover Contribution
Provisions:

Rollovers From Other Plans shall be effective

(choose one)

      |X| January 1,2002

      |_| _______________ (no earlier than January 1, 2002)


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|X] ss.646 of EGTRRA - DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT
The following amendment is optional

1. Effective date: This section shall apply for distributions and severance from employment occurring after

(choose one)
      |X| January 1,2002

      |_| _______________ (no earlier than January 1, 2002)

(choose one)

|_| regardless of when the severance from employment occurred.

|X| for severance from employment occurring after December 31,2001. (Enter date)

2. New distributable event: A Participant's Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

|X| ss.648 of EGTRRA - ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS
The following optional amendment may be adopted by Plans that provide for involuntary cash-outs, other than Plans that are subject to the qualified joint and survivor annuity requirements of Code ss.401(a)(11) and Code ss.417. Note that this amendment will result in the involuntary distribution of a separated Participant's Account over $5,000 if the portion of the account that is not attributable to rollover contributions is $5,000 or less.

(select one)
|_| The Sponsoring Employer does not elect to exclude Rollover Contributions in determining the value of the Participant's non-forfeitable Account balance for purposes of the Plan's involuntary cash-out rules.

|X| Rollovers disregarded in determining value of Account balance for involuntary distributions. For purposes of the Plan provisions that provide for the involuntary distribution of vested Accrued Benefits of $5,000 or less, the value of a Participant's non-forfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the
value of the Participant's non-forfeitable Account balance as so determined is $5,000 or less, the Participant's entire non-forfeitable Account balance shall be considered immediately distributable. This election shall apply with respect to distributions made on or after

      (choose one)
      |X| January 1, 2002

      |_| ________________ (no earlier than January 1, 2002)

with respect to Participants who separated from service with the Employer or an Affiliated Employer on or after December 31, 2001. (Enter a date, which may be earlier than January 1, 2002)


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

ss.666 of EGTRRA - REPEAL OF MULTIPLE USE TEST

The following amendment is required for Plans subject to the multiple use test described in Treas. Reg. ss.1.401(m,)-2.

The multiple use test described in Treasury Regulation Code ss.l.401(m)-2 and in the Plan shall not apply for Plan Years beginning after December 31, 2001.

|X| ss.636(a) of EGTRRA - SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION
The following amendment is optional for Code ss.401(k) Plans (other than Plans described in Code ss.401(k)(12) or Code ss.401(m)(11)) that use the safe harbor (deemed) standards for hardship distributions of elective contributions set forth in Treas. Reg. ss. 1.401(k)-1(d)(2)(iv). The amendment is required for a Plan described in Code ss.401(k)(12) or Code ss.401(m)(11). Also see Notice 2001-56 for guidance regarding the effective date of the change made by EGTRRA ss. 636(a).

|X| A Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Elective Deferrals and Employee contributions under this and all other Plans of the Employer for 6 months after receipt of the distribution.

A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Employee contributions under this and all other Plans of the Employer for the following period:

      (Choose one)

      |X| A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Employee contributions under this and all other Plans of the Employer for 6 months after receipt of the distribution or until January 1, 2002, if later.

      |_| A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Employee contributions under this and all other Plans of the Employer for the period specified in the provisions of the Plan relating to suspension of Elective Deferrals that were in effect prior to this amendment.


/s/ Carter A. Lee                                       12/17/01
------------------------------------                    ------------------------
Plan Sponsor's Signature                                Date Signed


Plan Name:            VaxGen, Inc. 401(k) Retirement Plan

Plan Number: 001


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